Exhibit 23.2


               Consent of Independent Certified Public Accountants

                                   MacKay LLP


     We consent to the incorporation by reference in GlobeTech Ventures Corp.'s Registration Statement on Form S-8 pertaining to stock option agreements representing 3,025,000 common shares of our report dated March 28, 2003 with respect to the consolidated financial statements of GlobeTech Ventures Corp. included in its Annual Report on Form 20-F for the year ended September 30, 2002, filed with the United States Securities and Exchange Commission.


Vancouver, British Columbia
March 19, 2004

                                              /s/ Mackay, LLP,
                                              Chartered Accountants